Exhibit 99.1
Limelight Networks Reports Strong Financial Results for the Third Quarter of 2021
SCOTTSDALE, Ariz., November 4, 2021 - Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight),a leading provider of content delivery services and AppOps at the edge, today reported financial results for the third quarter ended September 30, 2021. Delivering on several key milestones in its 2021 strategic plan, the company reported significant revenue, gross margin and adjusted EBITDA growth quarter over quarter.
“As expected, our third quarter showed significant sequential quarterly improvement. Revenue for the third quarter came in at $55.2 million, up 14% quarter over quarter. Cash gross margin was 40%, up more than 7% quarter over quarter and Adjusted EBITDA margin was 11%, up from breakeven in the second quarter of 2021,” said Bob Lyons, President and Chief Executive Officer.
“We are executing against our previously outlined strategy and regaining our competitive position. We have been hard at work taking meaningful steps to improve the performance and cost of our globally scaled network, and to expand our client relationships and extend our edge enabled solutions. We remain confident in our ability to continue building on this progress and deliver on our Improve-Expand-Extend strategy,” said Lyons.
Continued improvement in operational performance and cost structure:
•Completion of 90% of our $30 million in planned annualized costs savings
•700 bps quarter over quarter cash gross margin expansion
•Improved operating leverage resulting in an 85% adjusted EBITDA flow through of the sequential quarterly revenue growth
•Our internal assessment of client sentiment improved +13 points quarter over quarter across our global top 20
Existing client and new logo growth driving meaningful revenue expansion:
•14% sequential quarter over quarter revenue growth
•18 of Top 20 Limelight customers grew revenue more than 20% for the second quarter in a row
•Closed more than 30 new customer opportunities, more than 10 of which have an Annual Contract Value (ACV) of greater than $100,000 and 2 of which have an ACV of greater than $1M
•Strong pipeline growth with new logo bookings up more than 3x quarter over quarter
•Our embedded CDN Service Provider offering, EdgeXtend, gaining traction at ISPs globally as evidenced by the NTT Docomo announcement
Extension of new growth products:
•Completed acquisition of Layer0 and successfully launched our best-in-class AppOps solution
•Diverse new client wins include a large mattress retailer, a global travel industry leader, and a $6B retail giant and the renewal of a top ranked US Bank.
•Planned fourth quarter launch of our AppCDN offering and then proprietary integrated Security offerings

Exhibit 99.1
“We have made meaningful progress with our revitalization strategy and are seeing early traction with the groundwork we laid supporting continued momentum. Our acquisition of Layer0 and soon to be launched accretive Application and Security products, the successful acceleration of our EdgeExtend solution, coupled with two new large client wins, support this momentum and improving financial performance into the fourth quarter and beyond,” said Lyons.
Third Quarter 2021 Financial Results
•Revenue of $55.2 million, up 14% from the second quarter of 2021 and down 7% compared to the third quarter of 2020.
•GAAP net loss of $10.1 million, or $(0.08) per basic share, an improvement of $3.6 million from the net loss of $13.7 million, or $(0.11) per basic share, in the second quarter of 2021. GAAP net loss was $4.0 million, or $(0.03) per basic share in the third quarter of 2020. GAAP net loss included $1.8 million and $2.2 million in restructuring and transition related charges in the third and second quarters of 2021, respectively.
•Non-GAAP net loss was $1.5 million, or $(0.01) per basic share, an improvement of $6.5 million from the Non-GAAP net loss of 8.0 million, or $(0.06) per basic share, in the second quarter of 2021. Non-GAAP net loss was $1.2 million, or $(0.01) per basic share in the third quarter of 2020.
•EBITDA was $(2.0) million, an improvement of $3.3 million from $(5.3) million for the second quarter of 2021. EBITDA was $3.7 million for the third quarter of 2020.
• Adjusted EBITDA was $6.1 million, an improvement of $5.9 million from $0.2 million for the second quarter of 2021. Adjusted EBITDA was $5.6 million for the third quarter of 2020.
•Cash and cash equivalents total $75.8 million at the end of the third quarter 2021.
•Limelight ended the third quarter of 2021 with 529 employees and employee equivalents, up from 459 at the end of the second quarter of 2021, and down from 620 at the end of the third quarter of 2020. Employee count as of the third quarter includes 55 Layer0 employees.
Guidance
“Based on forecasts from our larger clients and their view of their content and post COVID traffic patterns, we believe the fourth quarter will represent a return to both sequential and year over year growth; with this traction and new products to be launched over the next few months, we are also accelerating investments in rebuilding our sales team,” continued Lyons. “We are making significant progress across the company. Much has been accomplished in a very short time and much work remains to be done. We will issue full year 2022 guidance with our fourth quarter earnings results in February 2022,” said Lyons.

Exhibit 99.1
Limelight Networks, Inc.
2021 Guidance

As of November 2021
Revenue	$215 to $220 million
GAAP Basic EPS	$(0.47) to $(0.42)
Non-GAAP EPS	$(0.17) to $(0.12)
Adjusted EBITDA	$12 to $15 million
Capital expenditures	$15 to $20 million

Exhibit 99.1
Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2021	June 30, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,585	$44,065	$46,795
Marketable securities	36,201	75,471	76,928
Accounts receivable, net	46,179	24,867	31,675
Income taxes receivable	62	57	68
Prepaid expenses and other current assets	13,396	14,557	15,588
Total current assets	135,423	159,017	171,054
Property and equipment, net	36,392	42,406	46,418
Operating lease right of use assets	7,683	8,929	10,150
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,693	1,604	1,530
Goodwill	105,221	77,642	77,753
Intangible assets, net	23,680	—	—
Other assets	5,972	6,147	7,233
Total assets	$316,104	$295,785	$314,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,768	$12,459	$4,587
Deferred revenue	7,965	524	933
Operating lease liability obligations	1,966	1,977	2,465
Income taxes payable	443	388	253
Other current liabilities	17,950	16,877	17,560
Total current liabilities	42,092	32,225	25,798
Convertible senior notes, net	121,576	121,371	100,945
Operating lease liability obligations, less current portion	10,045	10,358	11,265
Deferred income taxes	308	306	279
Deferred revenue, less current portion	307	272	220
Other long-term liabilities	453	369	479
Total liabilities	174,781	164,901	138,986
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 133,812, 126,705 and 123,653 shares issued and outstanding at September 30, 2021, June 30, 2021 and December 31, 2020, respectively	134	127	124
Additional paid-in capital	571,268	550,205	556,512
Accumulated other comprehensive loss	(8,491)	(7,965)	(7,511)
Accumulated deficit	(421,588)	(411,483)	(373,933)
Total stockholders’ equity	141,323	130,884	175,192
Total liabilities and stockholders’ equity	$316,104	$295,785	$314,178

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Percent	Sept. 30,	Percent	Sept. 30,	Sept. 30,	Percent
	2021	2021	Change	2020	Change	2021	2020	Change
Revenue	$55,202	$48,348	14%	$59,243	(7)%	$154,745	$174,801	(11)%
Cost of revenue:
Cost of services (1)	33,687	32,976	2%	31,905	6%	99,708	92,406	8%
Depreciation — network	5,685	5,929	(4)%	5,602	1%	17,293	16,112	7%
Total cost of revenue	39,372	38,905	1%	37,507	5%	117,001	108,518	8%
Gross profit	15,830	9,443	68%	21,736	(27)%	37,744	66,283	(43)%
Gross profit percentage	28.7%	19.5%		36.7%		24.4%	37.9%
Operating expenses:
General and administrative (1)	10,532	7,515	40%	7,751	36%	30,944	23,820	30%
Sales and marketing (1)	5,987	5,784	4%	10,456	(43)%	21,619	33,279	(35)%
Research and development (1)	5,205	5,187	—%	5,425	(4)%	16,520	16,614	(1)%
Depreciation and amortization	730	549	33%	384	90%	1,818	1,049	73%
Restructuring charges	1,770	2,155	NM	—	NM	10,798	—	NM
Total operating expenses	24,224	21,190	14%	24,016	1%	81,699	74,762	9%
Operating loss	(8,394)	(11,747)	NM	(2,280)	NM	(43,955)	(8,479)	NM
Other income (expense):
Interest expense	(1,308)	(1,305)	NM	(1,674)	NM	(3,899)	(1,756)	NM
Interest income	17	42	NM	10	NM	104	40	NM
Other, net	(209)	(440)	NM	25	NM	(864)	(396)	NM
Total other expense	(1,500)	(1,703)	NM	(1,639)	NM	(4,659)	(2,112)	NM
Loss before income taxes	(9,894)	(13,450)	NM	(3,919)	NM	(48,614)	(10,591)	NM
Income tax expense	211	248	NM	66	NM	718	377	NM
Net loss	$(10,105)	$(13,698)	NM	$(3,985)	NM	$(49,332)	$(10,968)	NM

Net loss per share:
Basic	$(0.08)	$(0.11)		$(0.03)		$(0.39)	$(0.09)
Diluted	$(0.08)	$(0.11)		$(0.03)		$(0.39)	$(0.09)

Weighted average shares used in per share calculation:
Basic	126,791	126,050		122,363		125,710	120,519
Diluted	126,791	126,050		122,363		125,710	120,519

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2021	2021	2020	2021	2020
Share-based compensation:
Cost of services	$438	$458	$130	$1,142	$1,685
General and administrative	2,301	1,874	1,272	10,203	5,770
Sales and marketing	640	395	206	1,598	2,756
Research and development	662	614	315	1,647	2,027
Restructuring charges	(384)	917	—	1,887	—
Total share-based compensation	$3,657	$4,258	$1,923	$16,477	$12,238

Depreciation and amortization:
Network-related depreciation	$5,685	$5,929	$5,602	$17,293	$16,112
Other depreciation and amortization	409	549	384	1,497	1,049
Amortization of intangible assets	321	—	—	321	—
Total depreciation and amortization	$6,415	$6,478	$5,986	$19,111	$17,161

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(43,750)	$2,608	$106,592	$(47,937)	$106,457

End of period statistics:
Approximate number of active clients	581	533	534	581	534

Number of employees and employee equivalents	529	459	620	529	620

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2021	2021	2020	2021	2020
Operating activities
Net loss	$(10,105)	$(13,698)	$(3,985)	$(49,332)	$(10,968)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,415	6,478	5,986	19,111	17,161
Share-based compensation	3,657	4,258	1,923	16,477	12,238
Foreign currency remeasurement (gain) loss	(252)	257	27	(66)	(113)
Deferred income taxes	(117)	(71)	(95)	(198)	(80)
Gain on sale of property and equipment	(112)	(107)	(1)	(219)	(1)
Accounts receivable charges	200	381	163	1,047	476
Amortization of premium on marketable securities	415	573	87	1,597	87
Noncash interest expense	204	201	868	604	868
Changes in operating assets and liabilities:
Accounts receivable	(18,999)	3,903	2,862	(13,037)	(8,221)
Prepaid expenses and other current assets	1,239	(7)	(2,232)	1,678	(2,679)
Income taxes receivable	(6)	46	(10)	4	3
Other assets	1,105	513	757	2,017	2,504
Accounts payable and other current liabilities	1,431	1,523	1,222	8,163	8,159
Deferred revenue	4,997	(273)	(172)	4,640	(109)
Income taxes payable	69	68	(17)	210	(15)
Other long term liabilities	84	(108)	276	(26)	265
Net cash (used in) provided by operating activities	(9,775)	3,937	7,659	(7,330)	19,575
Investing activities
Purchases of marketable securities	(13,427)	(20,537)	(52,690)	(44,838)	(52,690)
Sale and maturities of marketable securities	52,285	25,818	2,900	84,000	2,900
Purchases of property and equipment	(2,295)	(2,986)	(7,180)	(11,909)	(22,128)
Proceeds from sale of property and equipment	112	107	1	219	1
Acquisition of business, net of cash acquired	(30,968)	—	—	(30,968)	—
Net cash provided by (used in) investing activities	5,707	2,402	(56,969)	(3,496)	(71,917)
Financing activities
Proceeds from issuance of debt, net	—	—	121,600	—	121,600
Purchase of capped calls	—	—	(16,413)	—	(16,413)
Payment of debt issuance costs	—	(30)	(784)	(30)	(784)
Payment of employee tax withholdings related to restricted stock vesting	(217)	(427)	(1,041)	(1,315)	(3,987)
Proceeds from employee stock plans	—	2,613	2,598	5,460	8,691
Net cash (used in) provided by financing activities	(217)	2,156	105,960	4,115	109,107
Effect of exchange rate changes on cash and cash equivalents	(195)	(50)	319	(499)	69
Net increase (decrease) in cash and cash equivalents	(4,480)	8,445	56,969	(7,210)	56,834
Cash and cash equivalents, beginning of period	44,065	35,620	18,200	46,795	18,335
Cash and cash equivalents, end of period	$39,585	$44,065	$75,169	$39,585	$75,169
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation, non-cash interest expense, restructuring and transition related charges, acquisition and legal related expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA

Exhibit 99.1
adjusted to exclude share-based compensation, restructuring and transition related charges, and acquisition and legal related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•     EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•     These measures do not reflect changes in, or cash requirements for, our working capital needs;
•     Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•     These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•     These measures do not reflect income taxes or the cash requirements for any tax payments;
•     Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•     While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•     Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.
Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Nine Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(10,105)	$(0.08)	$(13,698)	$(0.11)	$(3,985)	$(0.03)	$(49,332)	$(0.39)	$(10,968)	$(0.09)
Share-based compensation	4,041	0.03	3,341	0.03	1,923	0.02	10,026	0.08	12,238	0.10
Non-cash interest expense	204	—	201	—	868	0.01	604	—	868	0.01
Restructuring and transition related charges	1,770	0.01	2,155	0.02	—	—	15,625	0.12	—	—
Acquisition and legal related expenses	2,263	0.02	—	—	—	—	2,441	0.02	—	—
Amortization of intangible assets	321	—	—	—	—	—	321	—	—	—
Non-GAAP net (loss) income	$(1,506)	$(0.01)	$(8,001)	$(0.06)	$(1,194)	$(0.01)	$(20,315)	$(0.16)	$2,138	$0.02

Weighted average shares used in per share calculation:		126,791		126,050		122,363		125,710		120,519

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2021	2021	2020	2021	2020
U.S. GAAP net loss	$(10,105)	$(13,698)	$(3,985)	$(49,332)	$(10,968)
Depreciation and amortization	6,415	6,478	5,986	19,111	17,161
Interest expense	1,308	1,305	1,674	3,899	1,756
Interest and other (income) expense	192	398	(35)	760	356
Income tax expense	211	248	66	718	377
EBITDA	$(1,979)	$(5,269)	$3,706	$(24,844)	$8,682
Share-based compensation	4,041	3,341	1,923	10,026	12,238
Restructuring and transition related charges	1,770	2,155	—	15,625	—
Acquisition and legal related expenses	2,263	—	—	2,441	—
Adjusted EBITDA	$6,095	$227	$5,629	$3,248	$20,920

Exhibit 99.1
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 844-200-6205 within the United States or 929-526-1599 outside of the U.S with access code 171804. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), capital expenditures, and our future prospects, areas of investment, and product launches. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of November 4, 2021, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, Inc. (NASDAQ: LLNW) is an industry-leader in edge access and content delivery services that provides powerful tools and a client-first approach to optimize and deliver digital experiences at the edge. We are a trusted partner to the world’s biggest brands and serve their global customers with experiences such as livestream sporting events, global movie launches, video games or file downloads for new phone apps. Limelight offers one of the largest, best-optimized private networks coupled with a global team of industry experts to provide edge services that are fast, secure and reliable. For more information, visit www.limelight.com, and follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2021 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Sameet Sinha, 646-337-8909
ir@llnw.com

Exhibit 99.1
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ